EXHIBIT 99
Pall Corporation Earnings Up Over 50%
on Sales Increase of 14%
March 1, 2007 (EAST HILLS, NY) — Pall Corporation (NYSE: PLL) today reported sales and earnings results for the second quarter ended January 31, 2007.
Sales for the quarter were $544.9 million, up 13.9% compared with the second quarter last year. Diluted earnings per share (“EPS”) were $0.45, up from $0.26 a year ago. Net earnings were $55.8 million compared to $32.4 million a year ago. EPS on a pro forma basis, excluding items principally related to the Company’s cost reduction initiatives, were $0.43 per share as compared to $0.28 per share in the same quarter last year.
For the six months ended January 31, 2007, sales were $1.04 billion, an increase of 14.8% over the prior year. Net earnings were $80.2 million, or $0.64 per share compared to $0.46 last year. Earnings on a pro forma basis, excluding charges principally related to the Company’s cost reduction initiatives, were $0.71 per share as compared to $0.48 per share in the same period last year.
“Sales growth was strong in Industrial and Life Sciences driven by our ‘Total Fluid Managementsm’ strategy and leading position in fast-growing markets. Improvements in productivity and our well-established cost reduction initiatives were the real stars of the quarter. Our six month operating profit growth of 33% demonstrates that Pall is successfully executing its profit improvement efforts,” said Eric Krasnoff, Chairman and CEO.
Income Statement Discussion
At constant exchange rates, sales increased $43.9 million, or 9.2%, in the quarter and $103.2 million, or 11.3%, during the six months. The impact of foreign currency translation increased the reported sales growth to $66.5 million, or 13.9%, for the quarter, and $134.6 million, or 14.8%, for the first six months. The impact of foreign currency translation increased EPS by $0.01 in the quarter and for the six months.
Mr. Krasnoff added, “Results for the second quarter indicate that gross margins are now beginning to stabilize, reflecting top-line leverage and our cost reduction initiatives. System sales were up 36% in the quarter. Profitability of systems is improving as our cost reduction and rationalization initiatives gain traction. We are on track to see significant gross margin expansion in fiscal 2008.
Selling, general and administrative (“S,G&A”) expenses again decreased as a percentage of sales, falling to 30.9% in the quarter. This continues a long-term improving trend.”

EXHIBIT 99
Life Sciences — Second Quarter Summary

			% CHANGE
			IN LOCAL
Sales:	JAN. 31, 2007	% CHANGE	CURRENCY
Medical	$119,605	11.5	7.7
BioPharmaceuticals	92,330	14.6	8.8

Total Life Sciences segment	$211,935	12.8	8.1

		% OF SALES
Gross profit	$106,014	50.0%
Operating profit	$37,036	17.5%
Highlights of the Quarter:
BioPharmaceuticals sales reflect the continued adoption of Pall technologies throughout the fast-growing biotechnology and vaccine industries.
Medical sales increased driven by new blood center customers and new products and applications for the blood business; and growth in the Hospital and BioSciences markets. Laboratory products posted growth of over 11% on top of strong performance in the same quarter last year.
Gross margin improved to 50% compared with 49.3% last year. S,G&A improved to 28.8% as a percentage of sales. Operating profit increased 34% to $37 million and operating margin improved to 17.5% from 14.7% last year.
The backlog in Life Sciences increased 14% compared to a year ago, with strong growth in the BioSciences and BioPharmaceuticals markets.
Industrial — Second Quarter Summary

			% CHANGE
			IN LOCAL
Sales:	JAN. 31, 2007	% CHANGE	CURRENCY
General Industrial	$196,975	14.6	9.3
Aerospace and Transportation	60,735	7.4	2.8
Microelectronics	75,285	21.2	17.7

Total Industrial segment	$332,995	14.6	9.8

		% OF SALES
Gross profit	$152,545	45.8%
Operating profit	$48,373	14.5%

EXHIBIT 99
Highlights of the Quarter:
General Industrial systems sales growth in the Municipal Water and energy markets was particularly strong.
Microelectronics sales continue to benefit from our strategic diversification into the consumer side of the electronics market. Sales in Asia were robust while the U.S. market started to slow in the quarter.
Gross margins were on par with last year. S,G&A improved by 3.1% as a percentage of sales to 29.1% reflecting top-line leverage and cost reduction initiatives. Operating profit increased almost 42% to $48.4 million and operating margin improved to 14.5% from 11.8% last year.
The backlog in Industrial was up 21% compared to a year ago. The systems backlog increased 24%, with particularly strong growth in the Municipal Water market.
Outlook
Life Sciences: We continue to expect mid single-digit sales growth in fiscal 2007 with Medical sales growth abating in the second half of the year and BioPharmaceuticals achieving low double-digit growth for the year.
Industrial: We expect sales in Pall Industrial to modestly surpass the 5-7% growth range provided at the beginning of the fiscal year reflecting a slowdown in Microelectronics and the consistent vitality of the systems business.
We expect gross margins for the Corporation to stabilize as the impact of our cost reduction initiatives grows. S,G&A is expected to be about 31% of sales for the full year and our underlying tax rate to be about 24% for the full year. Free cash flow (net cash provided by operating activities less capital expenditures) is expected to exceed our earlier estimate of $135 to $180 million.
With these six month results and assuming a steady macroeconomic environment, we now expect to post full year earnings per share on a pro forma basis above our original guidance of $1.45 to $1.60.
Conference Call
Tomorrow, March 2, 2007, at 8:30 am ET, Pall Corporation will host its quarterly earnings conference call. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.
About Pall Corporation:
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. For more information visit Pall at http://www.pall.com/.

EXHIBIT 99
Forward Looking Statements:
Results for second quarter ended January 31, 2007 are preliminary until the Company’s Form 10-Q is filed with the Securities and Exchange Commission. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company’s ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company’s global markets; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
Management uses certain non-GAAP measurements to assess Pall’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall’s financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(AMOUNTS IN THOUSANDS)

	JAN. 31, 2007	JUL. 31, 2006
Assets:
Cash and cash equivalents	$345,686	$317,657
Accounts receivable	476,286	517,632
Inventories	434,891	408,273
Other current assets	141,405	133,419

Total current assets	1,398,268	1,376,981

Property, plant and equipment, net	576,730	620,979
Other assets	536,848	554,898

Total assets	$2,511,846	$2,552,858

Liabilities and Stockholders’ Equity:

Short-term debt	$55,090	$63,382
Accounts payable, income taxes and other current liabilities	454,908	467,434

Total current liabilities	509,998	530,816

Long-term debt	533,993	640,015
Deferred taxes and other non-current liabilities	207,413	203,331

Total liabilities	1,251,404	1,374,162

Stockholders’ Equity	1,260,442	1,178,696

Total liabilities and stockholders’ equity	$2,511,846	$2,552,858

EXHIBIT 99
PALL CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	SECOND QUARTER ENDED				SIX MONTHS ENDED
	JAN. 31,		JAN. 31,		JAN. 31,		JAN. 31,
	2007		2006		2007		2006
Net Sales	$544,930		$478,436		$1,044,218		$909,598
Cost of sales	288,460	(a)	252,618	(b)	564,076	(a)	482,103	(b)

Gross profit	256,470		225,818		480,142		427,495

% of sales	47.1%		47.2%		46.0%		47.0%
Selling, general and administrative expenses	168,203		159,136		325,578		308,843
Research and development	15,277		14,398		29,511		27,464

Earnings before restructuring and other charges/(gains), net (“ROTC”), interest expense, net, and income taxes	72,990		52,284		125,053		91,188
ROTC	(3,648	)(a)	3,736	(b)	13,440	(a)	3,686	(b)
Interest expense, net	4,848		5,642		10,634		11,381

Earnings before income taxes	71,790		42,906		100,979		76,121
Provision for income taxes	15,987	(a)	10,470		20,742	(a)	18,575

Net earnings	$55,803		$32,436		$80,237		$57,546

Earnings per share:
Basic	$0.45		$0.26		$0.65		$0.46
Diluted	$0.45		$0.26		$0.64		$0.46

Average shares outstanding:
Basic	123,185		125,225		122,988		125,045
Diluted	124,504		126,090		124,392		125,879

Net earnings as reported	$55,803		$32,436		$80,237		$57,546

EXHIBIT 99

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31,	JAN. 31,	JAN. 31,	JAN. 31,
	2007	2006	2007	2006
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	(915)	2,608	10,146	2,779
Reversal of valuation allowance	(1,517)	—	(1,517)	—

Pro forma earnings	$53,371	$35,044	$88,866	$60,325

Diluted earnings per share as reported	$0.45	$0.26	$0.64	$0.46
ROTC and one-time purchase accounting adjustment, after pro forma tax effect	(0.01)	0.02	0.08	0.02
Reversal of valuation allowance	(0.01)	—	(0.01)	—

Pro forma diluted earnings per share	$0.43	$0.28	$0.71	$0.48

(a)	Cost of sales includes incremental depreciation and other adjustments of $1,523 (1 cent per share after pro forma tax effect) in the quarter and $1,950 (1 cent per share, after pro forma tax effect) in the six months recorded in conjunction with the Company’s facilities rationalization initiative. Furthermore, cost of sales includes a charge of $566 for the quarter and six months related to a one-time purchase accounting adjustment to record at market value, inventory acquired from BioSepra. This resulted in an $2,431 increase in acquired inventories in accordance with SFAS No. 141 “Business Combinations” and charges to cost of sales in the periods when the sale of a portion of the underlying inventory occurred.

ROTC in the quarter includes income of $3,648 (2 cents per share, after pro forma tax effect) primarily comprised of a gain on the sale of a facility partly offset by severance and other costs related to the Company’s cost reduction programs, including its facilities rationalization initiative. ROTC in the six months includes a charge of $10,879 (6 cents per share, after pro forma tax effect) primarily comprised of severance costs and an impairment charge on certain long-lived assets partly offset by a gain on the sale of a facility. The charges in the six months relate to the Company’s cost reduction programs, including its facilities rationalization initiative. In addition, the six months includes $2,561 (1 cent per share, after pro forma tax effect) related to an increase in environmental reserves.

EXHIBIT 99

Provision for income taxes includes the reversal of a deferred tax asset valuation reserve of $1,517 (1 cent per share) in the quarter and six months.

(b)	Included in cost of sales is a charge of $195 and $506 in the quarter and six months, respectively, related to a one-time purchase accounting adjustment to record at market value, inventory acquired from BioSepra as discussed above.

ROTC includes severance and other costs of $4,130 (2 cents per share, after pro forma tax effect) in the quarter and $5,886 (3 cents per share, after pro forma tax effect) in the six months primarily related to the Company’s business realignment and ongoing cost reduction programs, partly offset by gains of $394 in the quarter and $2,200 ( 1 cent per share, after pro forma tax effect) in the six months.

EXHIBIT 99
PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(AMOUNTS IN THOUSANDS)

	SIX MONTHS ENDED
	JAN. 31, 2007	JAN. 31, 2006

Net cash provided by operating activities	$148,875	$125,020

Investing activities:

Proceeds from sale of assets	42,029	—
Capital expenditures	(32,210)	(52,021)
Other	127	(7,591)

Net cash provided/(used) by investing activities	9,946	(59,612)

Financing activities:

Dividends paid	(26,885)	(24,885)
Notes payable and long-term borrowings	(121,281)	11,651
Purchase of treasury stock	(11,800)	(5,750)
Other	27,759	14,861

Net cash used by financing activities	(132,207)	(4,123)

Cash flow for period	26,614	61,285
Cash and cash equivalents at beginning of year	317,657	164,928
Effect of exchange rate changes on cash	1,415	1,785

Cash and cash equivalents at end of period	$345,686	$227,998

Free cash flow:
Net cash provided by operating activities	$148,875	$125,020
Less capital expenditures	32,210	52,021

Free cash flow	$116,665	$72,999

EXHIBIT 99
PALL CORPORATION
SUMMARY STATEMENT OF OPERATING PROFIT BY SEGMENT
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2007	JAN. 31, 2006	JAN. 31, 2007	JAN. 31, 2006
Life Sciences
Sales	$211,935	$187,867	$404,937	$356,814
Cost of sales (a)	105,921	95,265	203,697	181,835

Gross profit	106,014	92,602	201,240	174,979
% of sales	50.0%	49.3%	49.7%	49.0%

Selling, general and administrative expenses	61,136	56,356	119,528	109,352
Research and development	7,842	8,697	15,488	15,511

Operating profit	$37,036	$27,549	$66,224	$50,116
% of sales	17.5%	14.7%	16.4%	14.0%

Industrial
Sales	$332,995	$290,569	$639,281	$552,784
Cost of sales (a)	180,450	157,158	357,863	299,762

Gross profit	152,545	133,411	281,418	253,022
% of sales	45.8%	45.9%	44.0%	45.8%

Selling, general and administrative expenses	96,737	93,564	185,733	180,142
Research and development	7,435	5,701	14,023	11,953

Operating profit	$48,373	$34,146	$81,662	$60,927
% of sales	14.5%	11.8%	12.8%	11.0%

EXHIBIT 99

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2007	JAN. 31, 2006	JAN. 31, 2007	JAN. 31, 2006
CONSOLIDATED:
Operating profit	$85,409	$61,695	$147,886	$111,043
General corporate expenses	(10,330)	(9,216)	(20,317)	(19,349)

Earnings before ROTC, interest expense, net and income taxes(a)	75,079	52,479	127,569	91,694
ROTC (a)	1,559	(3,931)	(15,956)	(4,192)
Interest expense, net	(4,848)	(5,642)	(10,634)	(11,381)

Earnings before income taxes	$71,790	$42,906	$100,979	$76,121

(a)	Included in ROTC for the purpose of evaluation of segment profitability are other adjustments recorded in cost of sales. For the quarter and six months ended January 31, 2007, such adjustments include incremental depreciation and other adjustments of $1,523 and $1,950 recorded in conjunction with the Company’s facilities rationalization initiative. Furthermore, such adjustments include a charge of $566 for the quarter and six months ended January 31, 2007 and $195 and $506 for the quarter and six months ended January 31, 2006, respectively, related to a one-time purchase accounting adjustment to record at market value, inventory acquired from BioSepra. This resulted in an $2,431 increase in acquired inventories in accordance with SFAS No. 141 “Business Combinations” and charges to cost of sales in in the periods when the sale of a portion of the underlying inventory occurred.

EXHIBIT 99
PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

				% CHANGE
				IN LOCAL
SECOND QUARTER ENDED	JAN. 31, 2007	JAN. 31, 2006	% CHANGE	CURRENCY
Life Sciences
By Market:
Medical	$119,605	$107,310	11.5	7.7
BioPharmaceuticals	92,330	80,557	14.6	8.8

Total Life Sciences	$211,935	$187,867	12.8	8.1

By Geography:
Western Hemisphere	$89,441	$86,335	3.6	3.6
Europe	95,249	76,047	25.3	14.6
Asia	27,245	25,485	6.9	4.4

Total Life Sciences	$211,935	$187,867	12.8	8.1

Industrial
By Market:
General Industrial (a)	$196,975	$171,876	14.6	9.3
Aerospace and Transportation (a)	60,735	56,563	7.4	2.8
Microelectronics	75,285	62,130	21.2	17.7

Total Industrial	$332,995	$290,569	14.6	9.8

By Geography:
Western Hemisphere	$96,949	$91,498	6.0	6.0
Europe	131,687	112,150	17.4	7.5
Asia	104,359	86,921	20.1	17.0

Total Industrial	$332,995	$290,569	14.6	9.8

(a)	Certain prior year amounts have been reclassified to conform to the current year presentation.

EXHIBIT 99
PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

				% CHANGE
				IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2007	JAN. 31, 2006	% CHANGE	CURRENCY
Life Sciences
By Market:
Medical	$223,117	$202,457	10.2	7.5
BioPharmaceuticals	181,820	154,357	17.8	13.5

Total Life Sciences	$404,937	$356,814	13.5	10.1

By Geography:
Western Hemisphere	$173,637	$162,416	6.9	6.8
Europe	179,921	145,628	23.6	15.5
Asia	51,379	48,770	5.4	4.7

Total Life Sciences	$404,937	$356,814	13.5	10.1

Industrial
By Market:
General Industrial (a)	$372,048	$325,547	14.3	10.3
Aerospace and Transportation (a)	121,067	111,699	8.4	5.1
Microelectronics	146,166	115,538	26.5	24.2

Total Industrial	$639,281	$552,784	15.7	12.2

By Geography:
Western Hemisphere	$185,915	$170,052	9.3	9.2
Europe	251,120	214,257	17.2	9.7
Asia	202,246	168,475	20.1	18.3

Total Industrial	$639,281	$552,784	15.7	12.2

(a)	Certain prior year amounts have been reclassified to conform to the current year presentation.

EXHIBIT 99
PALL CORPORATION
SUMMARY STATEMENT OF OPERATING PROFIT BY SEGMENT
Restated Fiscal Year 2006 By Quarter
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	Q1	Q2	Q3	Q4
	OCT. 31,	JAN. 31,	APRIL 30,	JULY 31,	Total Year
	2005	2006	2006	2006	2006
Life Sciences
Sales	$168,947	$187,867	$205,937	$233,554	$796,305
Cost of sales (a)	86,570	95,265	103,185	116,204	401,224

Gross profit	82,377	92,602	102,752	117,350	395,081
% of sales	48.8%	49.3%	49.9%	50.2%	49.6%

Selling, general and administrative expenses	52,996	56,356	54,159	61,543	225,054
% of sales	31.4%	30.0%	26.3%	26.4%	28.3%
Research and development	6,814	8,697	7,625	8,452	31,588

Operating profit	$22,567	$27,549	$40,968	$47,355	$138,439
% of sales	13.4%	14.7%	19.9%	20.3%	17.4%

Industrial
Sales	$262,215	$290,569	$304,044	$363,697	$1,220,525
Cost of sales (a)	142,604	157,158	167,870	202,227	669,859

Gross profit	119,611	133,411	136,174	161,470	550,666
% of sales	45.6%	45.9%	44.8%	44.4%	45.1%

Selling, general and administrative expenses	86,578	93,564	92,880	101,265	374,287
% of sales	33.0%	32.2%	30.5%	27.8%	30.7%
Research and development	6,252	5,701	6,886	6,944	25,783

Operating profit	$26,781	$34,146	$36,408	$53,261	$150,596
% of sales	10.2%	11.8%	12.0%	14.6%	12.3%

EXHIBIT 99

	Q1	Q2	Q3	Q4
	OCT. 31,	JAN. 31,	APRIL 30,	JULY 31,	Total Year
	2005	2006	2006	2006	2006
CONSOLIDATED:
Operating profit	$49,348	$61,695	$77,376	$100,616	$289,035
General corporate expenses	(10,133)	(9,216)	(10,368)	(11,972)	(41,689)

Earnings before ROTC, interest expense, net and income taxes (a)	39,215	52,479	67,008	88,644	247,346
ROTC (a)	(261)	(3,931)	(7,646)	(2,155)	(13,993)
Interest expense, net	(5,739)	(5,642)	(5,091)	(6,505)	(22,977)

Earnings before income taxes	$33,215	$42,906	$54,271	$79,984	$210,376

(a)	Included in ROTC for the purpose of evaluation of segment profitability are other adjustments of $1,667 recorded in cost of sales; $769 related to incremental depreciation recorded in conjunction with the Company’s facilities rationalization initiative and $898 related to a one-time purchase accounting adjustment to record at market value, inventory acquired from Biosepra. This resulted in a $2,431 increase in acquired inventories in accordance with SFAS No. 141 and a charge to cost of sales concurrent with the sale of a portion of the underlying inventory.

EXHIBIT 99
PALL CORPORATION
SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHY
Fiscal Year 2006 By Quarter
(Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

	Q1	Q2	Q3	Q4
	OCT. 31,	JAN. 31,	APRIL 30,	JULY 31,	Total Year
	2005	2006	2006	2006	2006
Life Sciences
Western Hemisphere	$76,081	$86,335	$91,691	$97,920	$352,027
Europe	69,581	76,047	86,096	103,365	335,089
Asia	23,285	25,485	28,150	32,269	109,189

Total Life Sciences	$168,947	$187,867	$205,937	$233,554	$796,305

Industrial
Western Hemisphere	$78,554	$91,498	$94,147	$111,289	$375,488
Europe	102,107	112,150	114,683	142,001	470,941
Asia	81,554	86,921	95,214	110,407	374,096

Total Industrial	$262,215	$290,569	$304,044	$363,697	$1,220,525

Contact:
Lisa McDermott
Pall Corporation
516-801-9808